EXHIBIT A


                 DIRECTORS AND EXECUTIVE OFFICERS OF ROYAL BANK

         The following table sets forth the name and present principal occupation or employment, and the name, principal business and address of any corporation or other organization in which such occupation or employment is conducted of each director and executive officer of Royal Bank. Unless otherwise indicated, the business address of each such person is c/o Royal Bank at 200 Bay
Street, Toronto, Ontario, Canada, M5J 2J5, and each such person is a citizen of Canada.

DIRECTORS                                 PRESENT PRINCIPAL OCCUPATION

Gordon M. Nixon                           President and Chief Executive Officer,
                                          Royal Bank of Canada


W. Geoffrey Beattie                       President, The Woodbridge Company
65 Queen Street West                      Limited
Suite 2400
Toronto, Ontario
M5H 2M8, Canada

George A. Cohon                           Founder and Senior Chairman,
McDonald's Place                          McDonald's Restaurants of Canada
Toronto, Ontario                          Limited
M3C 3L4, Canada

Douglas T. Elix                           Senior Vice-President and Group
Route 100, Mail drop 4408                 Executive, IBM Global Services,
Building #4                               IBM Corporation
Somers, NY 10589
USA
Citizenship: Australia

John T. Ferguson                          Chairman of the Board,
Suite 1400                                Princeton Developments Ltd.
9915-108 Street
Edmonton, Alberta
T5K 2G8, Canada

L. Yves Fortier                           Chairman, Ogilvy Renault
1981 McGill College Avenue
Suite 1100
Montreal, Quebec
H3A 3C1, Canada



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The Hon. Paule Gauthier                   Senior Partner, Desjardins
Bureau 300                                Ducharme Stein Monast
1150 de Claire-Fontaine Street
Quebec, Quebec
G1R 5G4, Canada

Brandt C. Louie                           President and CEO, H.Y. Louie
2821 Production Way                       Co. Limited
Burnaby, British Columbia
V5A 3G7, Canada

J. Edward Newall                          Chairman of the Board, NOVA
Newall and Associates                     Chemicals Corporation
#2015 Bankers Hall
855 2nd Street S.W.
Calgary, Alberta
T2P 4J7, Canada

David P. O'Brien                          Chairman of the Board, EnCana
4460 Bankers Hall West                    Corporation
888 - 3rd Street S.W.
Calgary, Alberta
T2P 5C5, Canada

Charlotte R. Otto                         Global External Relations Officer,
1 Procter & Gamble Plaza                  The Procter & Gamble Company
Cincinnati, Ohio 45202-3315
USA
Citizenship: US

Robert B. Peterson                        Company Director
460 Beacon Hall Drive
Aurora, Ontario
L4G 3G8, Canada

J. Pedro Reinhard                         Executive Vice-President and Chief
2030 Dow Center                           Financial Officer, The Dow Chemical
Midland, Michigan 48674                   Company
USA
Citizenship: Brazil



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Hartley T. Richardson                     President and Chief Executive
Richardson Building                       Officer, James Richardson & Sons,
30th Floor, One Lombard Place             Limited
Winnipeg, Manitoba
R3B 0Y1, Canada

Kenneth C. Rowe                           Chairman and Chief Executive Officer,
Suite 400                                 I.M.P. Group International Inc.
2651 Dutch Village Road
Halifax, Nova Scotia
B3L 4T1, Canada

Guy Saint-Pierre                          Chairman of the Board, Royal Bank
4th Floor, South Wing                     of Canada
1 Place Ville Marie
Box 6001
Montreal, Quebec
H3C 3A9, Canada

Cecil W. Sewell, Jr.                      Chairman Emeritus, RBC Centura
3201 Beechleaf Court, Suite 700           Banks, Inc.
Raleigh, North Carolina 27604
USA
Citizenship: US

Kathleen P. Taylor                        President, Worldwide Business
1165 Leslie Street                        Operations, Four Seasons Hotels, Inc.
Toronto, Ontario
M3C 2K8, Canada

Victor L. Young                           Company Director
9 Primrose Place
St. John's, Newfoundland
A1B 4H2, Canada


EXECUTIVE OFFICERS                        PRESENT EMPLOYMENT
------------------                        ------------------

Gordon M. Nixon                           President and Chief Executive Officer

Peter W. Currie                           Vice-Chairman and Chief Financial
                                          Officer

Suzanne B. Labarge                        Vice-Chairman and Chief Risk Officer



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
Martin J. Lippert                         Vice-Chairman and Chief Information
Royal Bank                                Officer
315 Front Street, 8th Floor
Toronto, Ontario
M5V 3A4, Canada
Citizenship: US

W. Reay Mackay                            Vice-Chairman, RBC Investments
77 King St W - 39th Flr                   Chairman and Chief Executive Officer,
Toronto, Ontario                          Royal Trust
M5W 1P9, Canada

James T. Rager                            Vice-Chairman, RBC Banking
Citizenship :  Dual US/Canada

Irving Weiser                             Chairman and Chief Executive Officer,
Dain Rauscher Plaza                       RBC Dain Rauscher Corp.
60 South Sixth Street
Minneapolis, MN 55402-4422
USA
Citizenship: US

W. James Westlake                         Senior Executive Vice-President, Insurance
6880 Financial Dr.                        Chairman and Chief Executive Officer,
West Tower                                RBC Insurance Holdings Inc.
Mississauga, Ontario
L5N 7Y5 Canada

Charles M. Winograd                       Vice-Chairman, RBC Capital Markets
                                          President and Chief Executive Officer,
                                          RBC Dominion Securities Inc.




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